                                                                     Exhibit 14

                            PLY GEM INDUSTRIES, INC.

                                     SUMMARY

                CORPORATE MANAGEMENT CHANGE IN CONTROL RESOLUTION

      On June 17, 1997, Ply Gem's Board of Directors adopted a resolution to provide severance payments to certain management employees in the Company's headquarters in the event of an acquisition of Ply Gem (a "Change in Control") and you resign or your employment is terminated under certain circumstances. The following is a summary of the Resolution, a copy of which is attached. You are only able to participate if you are listed in Schedule A to the Resolution.

CHANGE IN CONTROL

      For you to receive a severance payment a "Change in Control" must occur. Generally this happens when another company or group of individuals acquires control of Ply Gem through a stock tender offer, merger or by other methods. These methods are described in the Resolution.

SEVERANCE PAYMENTS

      If there is a "Change in Control", you are eligible for a severance payment upon your separation from Ply Gem or a subsidiary (together, the "Company") under one of the two following circumstances:

      (i) If within two years after a Change in Control you are terminated without "cause;" or

      (ii) If within two years after a Change in Control you resign for "good reason."

      If you are terminated for "cause" (conviction of a felony or any crime involving moral turpitude, or fraudulent or illegal acts made against the Company) or resign voluntarily without "good reason" (adverse change in the terms and conditions of employment) you will not be eligible for the severance payment.

DUPLICATION OF BENEFITS

      You will never be entitled to receive benefits under both the Resolution and the Company's Corporate Relocation Severance Pay Plan for Management Employees (the "Relocation Severance Plan"). If, as a result of your resignation or termination of employment, you would be entitled to benefits under both the Resolution and the Relocation Severance Plan, you will receive benefits only under the Resolution and will not receive any benefits under the Relocation Severance Plan.

HOW MUCH WILL I RECEIVE?

      Subject to certain caps, the severance payment will be the number of weeks of salary as shown on the attached Schedule B computed on the basis of your years of service with the Company, your age and the higher of your annual salary on the date of the Resolution or your annual salary on the date of your resignation or termination of employment. Your service with the Company means the number of full consecutive years of employment with the Company. Any unused or accumulated vacation shall not be taken into account in determining service. Service is counted beginning on your most recent hire date through the date of your resignation or termination of employment. Your age is determined on the date of your resignation or termination of employment.

      You will also receive as a severance payment a pro rata bonus for the year in which you are terminated or resign and an additional bonus each as described in the Resolution.

WHEN WILL I RECEIVE THE PAYMENT?

      The payment is payable within 30 days of your separation. The Resolution is effective for Changes in Control that occur prior to December 31, 1997 and is in lieu of any other severance payment or arrangement pursuant to a plan, contract or otherwise.

                     ***********************************

      This program is designed to protect you only if your employment is terminated or you resign in the case of a "Change in Control".

      This a summary of the Resolution, a copy of which is attached. Any conflict between this summary and the Resolution shall be resolved in favor of the Resolution.

      WHEREAS, on August 18, 1995, the Board of Directors adopted certain resolutions with respect to the rights of certain Executives to receive severance pay under certain circumstances; and

      WHEREAS, the rights set forth in such resolutions expired in accordance with their terms; and

      WHEREAS, the Board of Directors deems it advisable to modify, update and amend the aforementioned resolutions in their entirety; and be it therefore

      RESOLVED, that the Board of Directors has hereby designated certain management employees of the Company and/or its subsidiaries (collectively "the Company") as "Designated Management Corporate Employees." The names of such Designated Management Corporate Employees have been presented to this meeting and a schedule identifying such individuals is attached hereto as Schedule A.

      1. Designated Management Corporate Employees shall have the right to receive severance pay under certain circumstances upon the occurrence of a Change in Control (a "Change in Control"):

            (a) In the event that their employment is terminated involuntarily within two years after a Change in Control without cause (cause shall mean conviction of a felony or any crime involving moral turpitude, or fraudulent or illegal acts made against the Company); or

            (b) In the event they resign their position for good reason (adverse change in the terms and conditions of employment) within two years after a Change in Control.

      2. Within 30 days of his or her resignation or the termination of his or her employment as aforesaid, each Designated Management Corporate Employee shall receive severance pay in a lump sum equal to the sum of the following:

      (a) WEEKS OF SALARY. The number of weeks (as set forth on Schedule B) of such Designated Management Corporate Employee's annual base salary, computed by taking into account the higher of annual salary on the date of this Resolution or annual salary on the date of resignation or termination of employment, years of service with the Company and age (Service with the Company means the number of full consecutive years of employment with the Company. Any unused or accumulated vacation shall not be taken into account in determining service. Service is counted beginning on the most recent hire date of a Designated Management Corporate Employee through the date of such Designated Management Corporate Employee's resignation or termination of employment. Age is determined on the date of such Designated Management Corporate Employee's resignation or termination of employment.);

      (b) PRIOR BONUS. Any bonus earned but not paid for any year preceding the date of termination or resignation;

      (c) PRO RATA BONUS FOR YEAR OF RESIGNATION OR TERMINATION. An amount equal to (x) the greater of (i) the bonus such Designated Management Corporate Employee would have received for the year of his or her resignation or termination of employment based upon the Company's good faith estimate, as of the date of such resignation or termination of employment, of the bonus to which such Designated Management Corporate Employee would have been entitled had he or she remained employed for such year under the Company's bonus plan or arrangement in effect at the time of such resignation or termination of employment or (ii) the bonus such Designated Management Corporate Employee would have received for the year of his or her resignation or termination of employment based upon the Company's good faith estimate, as of the date of such resignation or termination of employment, of the bonus to which such Designated Management Corporate Employee would have been entitled had he or she remained employed for such year under the Company's bonus plan or arrangement in effect immediately prior to the Change in Control, multiplied by (y) a fraction the numerator of which is equal to the number of days in the calendar year of such Designated Management Corporate Employee's resignation or termination of employment prior to the date of such resignation or termination of employment and the denominator of which is 365; and

      (d) ADDITIONAL BONUS. An amount equal to (x) the greater of (i) the bonus such Designated Management Corporate Employee would have received for the year of his or her resignation or termination of employment based upon the Company's good faith estimate, as of the date of such resignation or termination of employment, of the bonus to which such Designated Management Corporate Employee would have been entitled had he or she remained employed for such year or (ii) an amount equal to such Designated Management Corporate Employee's 1997 target bonus percentage multiplied by the higher of his or her annual salary on the date of this Resolution or annual salary on the date of resignation or termination of employment, multiplied by (y) a fraction the numerator of which is equal to the number of weeks of annual base salary to which such employee is entitled (as set forth on Schedule B) and the denominator of which is 52.

      3. A severance payment, as aforesaid, shall be in lieu of any other payments for severance under any other severance plan, contract or otherwise (including any payments following resignation or termination of employment under an employment agreement based upon salary or bonus continuation for a period of time). The receipt of such severance payment shall constitute a waiver of any other claim for severance or similar payments which the employee has against the Company. A Designated Management Corporate Employee shall have no obligation to mitigate or offset any amount received.

      Notwithstanding the foregoing paragraph, with respect to a resignation or termination of employment, if a Designated Management Corporate Employee is entitled to receive benefits under both this Resolution and the Company's Corporate Relocation Severance Pay Plan for Management Employees (the "Relocation Severance Plan"), such Designated Management Corporate Employee will receive benefits only under this Resolution and will not receive any benefits under the Relocation Severance Plan.

      4.  For purposes of the above, the following definitions shall apply:

      (i) "Change in Control" shall mean the occurrence of any of the following:

            (a) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or

            (b) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso; or

            (c) The consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise; or

            (d)   A Potential Change in Control.

      (ii) "Potential Change in Control" shall mean the occurrence of any of the following:

            (a) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control (within the meaning of subparagraphs (a), (b) and (c) of paragraph (i) of this Section 4) of the Company and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Resolution; or

            (b) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a subsidiary or an affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Resolution; or

            (c) The commencement by any person, entity or group of a tender offer and the adoption by the Board of a resolution to the effect that a Potential Change in Control has occurred for purposes of this Resolution.


      5. Schedule "A" may be amended at any time to add additional Designated Management Corporate Employees. This Resolution shall be effective with respect to any Change in Control that occurs from the date hereof until December 31, 1997.

                            PLY GEM INDUSTRIES, INC.

                                     SUMMARY

       SENIOR SUBSIDIARY/DIVISION EXECUTIVES CHANGE IN CONTROL RESOLUTION

      On June 17, 1997, Ply Gem's Board of Directors adopted a resolution to provide severance payments to certain employees of Ply Gem's subsidiaries and the Ply Gem Manufacturing Division in the event of an acquisition of Ply Gem (a "Change in Control") and you resign or your employment is terminated under certain circumstances. The following is a summary of the Resolution, a copy of which is attached. You are only able to participate if you are listed in Schedule A to the Resolution.

CHANGE IN CONTROL

      For you to receive a severance payment a "Change in Control" must occur. Generally this happens when another company or group of individuals acquires control of Ply Gem through a stock tender offer, merger or by other methods. These methods are described in the Resolution.

SEVERANCE PAYMENTS

      If there is a "Change in Control", you are eligible for a severance payment upon your separation from Ply Gem or a subsidiary or division of Ply Gem (together, the "Company") under one of the two following circumstances:

      (i) If within two years after a Change in Control you are terminated without "cause;" or

      (ii) If within two years after a Change in Control you resign for "good reason."

      If you are terminated for "cause" (conviction of a felony or any crime involving moral turpitude, or fraudulent or illegal acts made against the Company) or resign voluntarily without "good reason" (adverse change in the terms and conditions of employment) you will not be eligible for the severance payment.

HOW MUCH WILL I RECEIVE?

      The severance payment will be 52 weeks of salary, computed on the basis of the higher of your annual salary on the date of the Resolution or your annual salary on the date of your resignation or termination of employment.

      You will also receive as a severance payment a pro rata bonus for the year in which you are terminated or resign and an additional year's bonus as described in the Resolution.

WHEN WILL I RECEIVE THE PAYMENT?

      The payment is payable within 30 days of your separation. The Resolution is effective for Changes in Control that occur prior to December 31, 1997 and is in lieu of any other severance payment or arrangement pursuant to a plan, contract or otherwise.

                     ***********************************

      This program is designed to protect you only if your employment is terminated or you resign in the case of a "Change in Control".

      This a summary of the Resolution, a copy of which is attached. Any conflict between this summary and the Resolution shall be resolved in favor of the Resolution.

      WHEREAS, on August 18, 1995, the Board of Directors adopted certain resolutions with respect to the rights of certain Executives to receive severance pay under certain circumstances; and

      WHEREAS, the rights set forth in such resolutions expired in accordance with their terms; and

      WHEREAS, the Board of Directors deems it advisable to modify, update and amend the aforementioned resolutions in their entirety; and be it therefore

      RESOLVED, that the Board of Directors has hereby designated certain employees of the Ply Gem Manufacturing Division and the subsidiaries of the Company (the Company, the Ply Gem Manufacturing Division and subsidiaries of the Company, collectively, "the Company") as "Designated Subsidiary/Division Employees." The names of such Designated Subsidiary/Division Employees have been presented to this meeting and a schedule identifying such individuals is attached hereto as Schedule A.

      1. Designated Subsidiary/Division Employees shall have the right to receive severance pay under certain circumstances upon the occurrence of a Change in Control (a "Change in Control"):

            (a) In the event that their employment is terminated involuntarily within two years after a Change in Control without cause (cause shall mean conviction of a felony or any crime involving moral turpitude, or fraudulent or illegal acts made against the Company); or

            (b) In the event they resign their position for good reason (adverse change in the terms and conditions of employment) within two years after a Change in Control.

      2. Within 30 days of his or her resignation or the termination of his or her employment as aforesaid, each Designated Subsidiary/Division Employee shall receive severance pay in a lump sum equal to the sum of the following:

      (a) ONE YEAR'S SALARY. An amount equal to the higher of such Designated Subsidiary/Division Employee's annual salary on the date of this Resolution or annual salary on the date of resignation or termination of employment;

      (b) PRIOR BONUS. Any bonus earned but not paid for any year preceding the date of termination or resignation;

      (c) PRO RATA BONUS FOR YEAR OF RESIGNATION OR TERMINATION. An amount equal to (x) the greater of (i) the bonus such Designated Subsidiary/Division Employee would have received for the year of his or her resignation or termination of employment based upon the Company's good faith estimate, as of the date of such resignation or termination of employment, of the bonus to which such Designated Subsidiary/Division Employee would have been entitled had he or she remained employed for such year under the Company's bonus plan or arrangement in effect at the time of such resignation or termination of employment or (ii) the bonus such Designated Subsidiary/Division Employee would have received for the year of his or her resignation or termination of employment based upon the Company's good faith estimate, as of the date of such resignation or termination of employment, of the bonus to which such Designated Subsidiary/Division Employee would have been entitled had he or she remained employed for such year under the Company's bonus plan or arrangement in effect immediately prior to the Change in Control, multiplied by (y) a fraction the numerator of which is equal to the number of days in the calendar year of such Designated Subsidiary/Division Employee's resignation or termination of employment prior to the date of such resignation or termination of employment and the denominator of which is 365; and

      (d) ADDITIONAL ONE YEAR BONUS. An amount equal to the greater of (x) the bonus such Designated Subsidiary/Division Employee would have received for the year of his or her resignation or termination of employment based upon the Company's good faith estimate, as of the date of such resignation or termination of employment, of the bonus to which such Designated Subsidiary/Division Employee would have been entitled had he or she remained employed for such year or (y) an amount equal to such Designated Subsidiary/Division Employee's 1997 target bonus percentage multiplied by the higher of his or her annual salary on the date of this Resolution or annual salary on the date of resignation or termination of employment.

      3. A severance payment, as aforesaid, shall be in lieu of any other payments for severance under any other severance plan, contract or otherwise (including any payments following resignation or termination of employment under an employment agreement based upon salary or bonus continuation for a period of time). The receipt of such severance payment shall constitute a waiver of any other claim for severance or similar payments which the employee has against the Company. A Designated Subsidiary/Division Employee shall have no obligation to mitigate or offset any amount received.

      4.  For purposes of the above, the following definitions shall apply:

      (i) "Change in Control" shall mean the occurrence of any of the following:

            (a) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or

            (b) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso; or

            (c) The consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise; or

            (d)   A Potential Change in Control.

      (ii) "Potential Change in Control" shall mean the occurrence of any of the following:

            (a) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control (within the meaning of subparagraphs (a), (b) and (c) of paragraph (i) of this Section 4) of the Company and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Resolution; or

            (b) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a subsidiary or an affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Resolution; or

            (c) The commencement by any person, entity or group of a tender offer and the adoption by the Board of a resolution to the effect that a Potential Change in Control has occurred for purposes of this Resolution.


      5. Schedule "A" may be amended at any time to add additional Designated Subsidiary/Division Employees. This Resolution shall be effective with respect to any Change in Control that occurs from the date hereof until December 31, 1997.